                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                                                                      EXHIBIT 15
                                                                      ----------

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.   20549



We are aware that our report dated June 10, 1997, on our review of the interim consolidated financial information of Abercrombie & Fitch Co. for the thirteen-week period ended May 3, 1997 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-15941, 333-15943 and 333-15945. Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                               /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.



Columbus, Ohio
June 10, 1997